Exhibit 99.1

InfuSystem Holdings, Inc.
31700 Research Park Drive
Madison Heights, MI 48071
248-291-1210

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC
602-889-9700

INFUSYSTEM HOLDINGS, INC. REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

MADISON HEIGHTS, MICHIGAN, May 11, 2017—InfuSystem Holdings, Inc. (NYSE MKT: INFU) (“InfuSystem” or the “Company”), a leading national provider of infusion pumps and related services for the healthcare industry in the United States and Canada, today reported financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Overview:

•	Net revenues totaled $17.7 million, a decrease of 3.5%, compared to the first quarter 2016 net revenues of $18.3 million;

•	Product sales increased $0.7 million, or 39.4%, to $2.5 million, compared to the first quarter of 2016;

•	Gross profit was $10.6 million, a decrease of $1.9 million, or 15.2%, compared to the first quarter of 2016;

•	Gross margin was 60.3%, compared to 68.6% for the first quarter of 2016;

•	General and administrative (“G&A”) expenses decreased $0.2 million, or 3.1%, to $6.5 million, compared to the first quarter of 2016;

•	Provision for doubtful accounts (“Bad Debt”) increased $0.1 million, to $1.8 million, compared to the first quarter of 2016, including $0.3 million in additional reserves related to delayed collections due to changed billing practices following SE1609 announced last year by Centers for Medicare and Medicaid Services (“CMS”);

•	Net loss was $1.5 million, or $0.07 per diluted share, compared to the first quarter of 2016 net income of $0.0 million, or $0.00 per diluted share;

•	Net collected revenues (a non-GAAP financial measure) decreased 4.5%, to $15.8 million, compared to the first quarter of 2016;

•	Adjusted EBITDA (a non-GAAP financial measure) decreased 56.5% to $1.4 million, compared the first quarter of 2016; and

•	The reengineering of our billing and collections process led to a record level of pump billings in the first quarter of 2017 despite having 25% less staff in the billing and collections group.

Management Discussion

Eric K. Steen, chief executive officer of InfuSystem, said, “While the first quarter is historically our slowest period, the financial performance in the first quarter of 2017 was a disappointment due to the continued effects of the CMS issued ruling SE1609. The first quarter saw the impact of amortizing our Electronic Connectivity software solutions, including EMR integration, Infu EXPRESS, Infu-Track, Pump Portal and Block Pain Dashboard. In February, we leveraged our Infu EXPRESS system with a reorganization and reduction in force in our billing and collection area. We completed the quarterly close with 25% less staff and expect to see the cost savings from this total reduction in force of approximately $1.0 million, on an annual basis, beginning in the second quarter of 2017. Net revenues decreased 3.5% to $17.7 million, partially due to the continued impact of SE1609, and we reported a net loss of $1.5 million, or $0.07 per diluted share, for the first quarter of 2017, which included additional amortization for completed IT developments.”

Mr. Steen continued, “With the Infu EXPRESS rollout completed, we are increasing our focus on cash collections. We are incenting our sales force to assist in contracting and collecting from our clinic customers with our new direct billing model, shifting resources to denial analysis, denial management, and contract compliance for our commercial insurance payors, and outsourcing collection efforts for our aged receivables for all insurance carriers and patients.”

Mr. Steen concluded, “We will continue to focus on leveraging the investments made in our information technology (“IT”) systems to drive cash collections and operational efficiencies. We are also committed to limiting our capital expenditures, selling expenses, and paying down debt to strengthen our balance sheet.”

First Quarter Results

Net revenues in the first quarter of 2017 were $17.7 million, a decrease of $0.6 million, or 3.5%, compared to $18.3 million in the first quarter of 2016. During the first quarter of 2017, net revenues from rentals decreased $1.4 million, or 8.2%, compared to the same prior year period. Comparisons to prior year must take into account: (i) changed practices and reduced billing rates due to the CMS SE1609 regulatory change; (ii) continuing adjustments relating to implementation of our new IT platform Infu EXPRESS, which was implemented coincident to the SE1609 changes in the middle of last year; and (iii) the one-time effects of the restructuring of our billing and collection function in the first quarter of 2017. Net revenues from product sales for the first quarter of 2017 were $2.5 million, an increase of $0.7 million, or 39.4%, compared to the same period of 2016.

The Company is focused on net collected rental revenues, or net revenues from rentals less provision for doubtful accounts (a non-GAAP financial measure), which was $13.3 million in the first quarter of 2017, a decrease of 9.9%, compared to $14.7 million in the first quarter of 2016.

Bad Debt for the quarter ended March 31, 2017 was $1.8 million, an increase of $0.1 million, or 6.2%, compared to $1.7 million for the first quarter of 2016. Bad Debt was 10.5% of revenues for the first quarter of 2017, compared to 9.5% for the same prior year period. This change is largely due to increased reserves for amounts uncollected following the Company’s implementation, on July 1, 2016, of revised billing practices required by SE1609. The Company now directly bills providers and not third-party payors for SE1609 related services. Because this is a dramatic change from prior practices, we have experienced a delay in providers acknowledging and paying under the new model. The Company has adopted the practice of reserving for all accounts receivable aged more than 90 days, but nonetheless expects to eventually collect substantially all the amounts billed under the post-SE1609 policies.

Gross profit for the first quarter of 2017 was $10.6 million, a decrease of 15.2%, compared to $12.6 million for the same prior year period. As a percentage of net revenues, gross profit equaled 60.3% of total net revenues in the first quarter of 2017 compared to 68.6% in the prior year’s comparable quarter. The decrease in gross profit for the first quarter of 2017 was mainly due to the decrease in net revenues for the period plus an increase of $0.6 million in product and supply costs, $0.3 million in disposables sold, $0.2 million in service costs and $0.2 million in the costs of pumps sold.

For the first of quarter of 2017, G&A expenses were $6.5 million, a decrease of $0.2 million, or 3.1%, compared to $6.7 million for the same prior year period. The decrease in G&A expenses for the first quarter of 2017 versus the same prior year period was mainly attributable to decreases in services expense of $0.3 million, salaries of $0.2 million and $0.1 million each for stock compensation expense and other expenses, offset mainly by an increase in spending on IT of $0.5 million.

Other expenses for the first quarter of 2017 were $0.4 million compared to $0.3 million for the same period in 2016. Selling and marketing expenses for the 2017 first quarter were $2.9 million compared to $2.8 million for the first quarter of 2016. This increase was largely attributable to an increase in sales commissions of $0.4 million, which was partially offset by decreases in advertising & promotions of $0.2 million and travel expenses of $0.1 million.

The net loss in the first quarter of 2017 was $1.5 million, or $0.07 per diluted share, compared to net income of $0.0 million, or income of $0.00 per diluted share, in the same prior year period. Adjusted net loss, excluding non-recurring items (a non-GAAP financial measure), was $1.4 million, or $0.06 per diluted share, compared to adjusted net income of $0.1 million, or $0.00 per diluted share, for the same prior year period.

For the first quarter of 2017, adjusted EBITDA (a non-GAAP financial measure) was $1.4 million, a decrease of 56.5%, compared to $3.3 million for the same period in 2016. The Company utilizes adjusted net (loss) income and adjusted EBITDA as a means to measure its operating performance. A reconciliation from GAAP operating measures to adjusted net income and adjusted EBITDA, both non-GAAP measures, can be found in the appendix attached to this press release. Adjustments during the first quarter of 2017 included, among other adjustments, expenses for severance related to the restructuring of our billings/collections function, costs associated with shareholder litigation and costs associated with our financial restatements in 2016.

Financial Condition

Net cash used in operations for the first quarter of 2017, was $1.4 million compared to net cash provided by operations of $0.3 million for the same prior year period. This increase is due to higher amounts of non-cash expenses (such as deferred income taxes) in the current period, as well as an increase in accounts payable and other liabilities. The Company reduced its investment in medical equipment during the quarter to zero in anticipation of increasing utilization on available assets.

As of March 31, 2017, the Company maintained cash and cash equivalents of $0.2 million and had $8.3 million of net availability under its revolving credit facility compared to $3.4 million of cash and cash equivalents and $9.9 million of net availability, respectively, at December 31, 2016.

As of March 31, 2017, the Company did not meet one of its debt covenants on its $32 million Term Loan A with JPMorgan Chase Bank, N.A. (the “Lender”). The Company has obtained a waiver of this violation, which will be filed on Form 8-K with the Securities and Exchange Commission.

Conference Call

The Company will conduct a conference call for investors on Friday, May 12, 2017 at 9:00 a.m. Eastern Time to discuss first quarter results. The balance sheet presentation is preliminary and will not be final until the Company’s Form 10-Q is filed for the first quarter of 2017. Eric K. Steen, chief executive officer, Jan Skonieczny, chief operating officer, Christopher Downs, interim chief financial officer, and Trent Smith, chief accounting officer will discuss the Company’s financial performance and answer questions from the financial community. The conference call may also include discussion of Company developments, forward-looking statements and other material information about business and financial matters. To participate in this call, please dial in toll-free (800) 446-2782 and use the confirmation number 44914783. Additionally, a Web replay will be available on the Company’s website for 90 days.

Non-GAAP Measures

This press release contains information prepared in conformity with GAAP as well as non-GAAP financial information. The Company believes that the non-GAAP financial measures presented in this press release provide useful information to the Company’s management, investors, and other interested parties about the Company’s operating performance because they allow them to understand and compare the Company’s operating results during the current periods to the prior year periods in a more consistent manner. It is management’s intent to provide non-GAAP financial information in order to enhance readers’ understanding of its consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the corresponding GAAP financial measures are presented so as to not imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. Additional information about non-GAAP financial measures and a reconciliation of those measures to the most directly comparable GAAP measures are included later in this release.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas, Georgia and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU.

Forward-Looking Statements

The financial results in this press release reflect preliminary results, which are not final until the Company’s Form 10-Q for the first quarter of 2017 is filed. In addition, certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-

looking. Forward-looking statements include statements relating to future actions, business plans, objectives and prospects, future operating or financial performance, including the preliminary financial results contained in this press release and the Company’s ability to obtain an amendment to its Term Loan A. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, the Company’s ability to obtain an amendment to its Term Loan A, the classification of outstanding debt under the Term Loan A, potential changes in overall healthcare reimbursement, including CMS competitive bidding, sequestration, concentration of customers, increased focus on early detection of cancer, competitive treatments, dependency on Medicare Supplier Number, availability of chemotherapy drugs, global financial conditions, changes and enforcement of state and federal laws, natural forces, competition, dependency on suppliers, risks in acquisitions & joint ventures, U.S. Healthcare Reform, relationships with healthcare professionals and organizations, technological changes related to infusion therapy, dependency on websites and intellectual property, the ability of the Company to successfully integrate acquired businesses, dependency on key personnel, dependency on banking relations and covenants, and other risks associated with our common stock, as well as any litigation to which the Company may be involved in from time to time; and other risk factors as discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2016 and in other filings made by the Company from time to time with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q. Our annual report on Form 10-K is available on the SEC’s EDGAR website at www.sec.gov, and a copy may also be obtained by contacting the Company. All forward-looking statements made in this press release speak only as of the date hereof. We do not intend, and do not undertake any obligation, to update any forward-looking statements to reflect future events or circumstances after the date of such statements, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

FINANCIAL TABLES FOLLOW

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED BALANCE SHEET STATISTICS

	March 31,	December 31,
(in thousands)	2017	2016
	(Unaudited)
Balance Sheet Data:
Cash and Cash equivalents	$194	$3,398
Accounts Receivable, net	12,079	11,581
Total Assets	91,893	96,344
Total Debt (including capital leases)	35,206	37,402
Total Stockholders’ Equity	$49,634	$50,689

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
(in thousands, except share and per share data)	March 31
	2017	2016
Net revenues:
Rentals	$15,137	$16,488
Product Sales	2,517	1,806

Net revenues	17,654	18,294

Cost of revenues:
Cost of revenues — Product, service and supply costs	4,536	3,506
Cost of revenues — Pump depreciation and disposals	2,469	2,231

Gross profit	10,649	12,557

Selling, general and administrative expenses:
Provision for doubtful accounts	1,856	1,747
Amortization of intangibles	1,411	912
Selling and marketing	2,886	2,815
General and administrative	6,465	6,669

Total selling, general and administrative	12,618	12,143

Operating (loss) income	(1,969)	414
Other (expense) income:
Interest expense	(328)	(305)
Other (expense) income	(37)	20

Total other expense	(365)	(285)

(Loss) income before income taxes	(2,334)	129
Income tax benefit (expense)	856	(88)

Net (loss) income	$(1,478)	$41

Net (loss) income per share:
Basic	$(0.07)	$0.00
Diluted	$(0.07)	$0.00
Weighted average shares outstanding:
Basic	22,680,562	22,548,538
Diluted	22,680,562	23,039,256

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	March 31
(in thousands)	2017	2016
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(1,442)	$337

INVESTING ACTIVITIES
Purchase of medical equipment and property	(1,015)	(3,274)
Proceeds from sale of medical equipment and property	1,525	884

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	510	(2,390)

FINANCING ACTIVITIES
Principal payments on revolving credit facility, term loans and capital lease obligations	(6,413)	(15,369)
Cash proceeds from revolving credit facility	4,099	17,081
Debt issuance costs	(25)	—
Common stock repurchased to satisfy statutory withholding on employee stock based compensation plans	(20)	(33)
Cash proceeds from stock plans	87	125

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(2,272)	1,804

Net change in cash and cash equivalents	(3,204)	(249)
Cash and cash equivalents, beginning of period	3,398	818

Cash and cash equivalents, end of period	$194	$569

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(UNAUDITED)

NET (LOSS) INCOME TO ADJUSTED EBITDA:

	Three Months Ended
	March 31,
(in thousands)	2017	2016

GAAP net (loss) income	$(1,478)	$41
Adjustments:
Interest expense	328	305
Income tax (benefit) expense	(856)	88
Depreciation	1,707	1,643
Amortization	1,411	912

GAAP EBITDA	$1,112	$2,989

Stock compensation	140	213
Restatement costs	28	—
Shareholder legal costs	24	—
Management reorganization/transition costs	134	100

Non-GAAP Adjusted EBITDA	$1,438	$3,302

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION (CONTINUED)

(UNAUDITED)

NET (LOSS) INCOME TO ADJUSTED NET (LOSS) INCOME:

	Three Months Ended
	March 31,
(in thousands)	2017	2016

GAAP net (loss) income	$(1,478)	$41
Adjustments:
Restatement costs	28	—
Shareholder legal costs	24	—
Management reorganization/transition costs	134	100
Income tax (benefit) expense	(856)	88

(Loss) income before income taxes - adjusted	$(2,148)	$229

Income tax benefit (expense) relating to adjustments (1)	788	(156)

Non-GAAP adjusted net (loss) income	$(1,360)	$73

RECONCILIATION OF GAAP NET (LOSS) INCOME PER DILUTED COMMON SHARE TO NON-GAAP ADJUSTED NET (LOSS) INCOME PER DILUTED COMMON SHARE

GAAP net (loss) income per diluted common share:	$(0.07)	$0.00
Adjustments:
Restatement costs	0.00	—
Shareholder legal costs	0.00	—
Management reorganization/transition costs	0.01	0.00

Non-GAAP net (loss) income per diluted common share:	$(0.06)	$0.00
Weighted average shares outstanding:
Basic	22,680,562	22,548,538
Diluted	22,680,562	23,039,256

(1)	Rate used to calculate income tax benefit (expense) for the periods was the Company’s effective tax rate before adjustments.

INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION (CONTINUED)

(UNAUDITED)

NET COLLECTED REVENUES

	Three Months Ended
	March 31,
(in thousands)	2017	2016

Net Revenues:
Rentals	$15,137	$16,488
Product sales	2,517	1,806

Total Net Revenues	17,654	18,294

Adjustments:
Less: Provision for Doubtful Accounts	(1,856)	(1,747)

Non-GAAP total - net collected revenues - adjusted	$15,798	$16,547

NET COLLECTED RENTAL REVENUES
	Three Months Ended
	March 31,
(in thousands)	2017	2016

Net Revenues:
Rentals	$15,137	$16,488

Adjustments:
Less: Provision for Doubtful Accounts	(1,856)	(1,747)

Non-GAAP total - net collected rental revenues - adjusted	$13,281	$14,741